SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549

                                  AMENDMENT NO. 1

                                     FORM 8-K

                                  CURRENT REPORT


                        Pursuant to Section 13 or 15(a) of
                       the Securities Exchange Act of 1934


                                   Date of Report

                                 September 5, 1995



                                  CORCAP, INC.
            (Exact name of registrant as specified in its charter)


                                     NEVADA
                (State or other jurisdiction of incorporation)


1-09964                                                          06-1237135
(Commission File Number)                    (IRS Employer Identification No.)


90 State House Square
Hartford, Connecticut                                              06103-3720
(Address of principal executive office)                           (Zip Code)



                 Registrant's telephone number, including area code
                             (203) 247-7611

   This Amendment No. 1 to the Registrant's Current Report on Form 8-K, dated September 5, 1995, is made in order to file, as required in Items 7(a) and 7(b), respectively, of Form 8-K, the audited financial statements of MicroAssembly Systems, Inc. ("MicroAssembly") and pro-forma financial information in connection with the acquisition by CompuDyne Corporation ("CompuDyne") of all of MicroAssembly's common stock.

        As of August 21, 1995, the date of the acquisition of MicroAssembly by CompuDyne, and as of September 5, 1995, CompuDyne was a subsidiary of the Registrant. As a result, CompuDyne's financial results previously were consolidated with the Registrant's in its financial statements. On September 15, 1995, the Registrant disposed of 224,000 shares of CompuDyne Common Stock by contributing those shares to the Corcap, Inc. Pooled Pension Investment Trust in order to satisfy the Registrant's minimum funding obligations for the 1992, 1993 and 1994 Plan Years of two of its employee pension plans. After giving effect to that disposition, the Registrant now has beneficial ownership of only approximately 25.5% of CompuDyne's issued and outstanding stock, or approximately 12.6% on a fully diluted basis. Based upon that reduced level of ownership of CompuDyne's common stock, it is no longer appropriate to consolidate CompuDyne's financial results with those of the Registrant. The Registrant is filing this Amendment No. 1 with respect to the acquisition of MicroAssembly by CompuDyne solely to comply with the requirement in effect and applicable to the Registrant on September 5, 1995, that it file audited and pro-forma financial statements with respect to MicroAssembly in the Registrant's Current Report on Form 8-K at that time, or, if not then available, within 60 days thereafter.

   Items 7(a) and 7(b) of the Registrant's Current Report on Form 8-K, dated September 5, 1995 are amended to read as follows:

Item 7.  Financial Statements and Exhibits

   (a) Balance sheets of MicroAssembly as of December 31, 1993 and 1994, the related statements of income (loss) and accumulated deficit and cash flows for the years then ended, and the statements of loss and accumulated deficit and cash flow of MicroAssembly for the year ended December 31, 1992, together with the report thereon by Harper & Whitfield, P.C., independent accountants, are set forth, together with an unaudited balance sheet of MicroAssembly as of August 21, 1995, the date of its acquisition by the Registrant, and the related statements of income and accumulated deficit and cash flow for the period from January 1, 1995 through August 21, 1995, are as follows:

                      Independent Auditor's Report



The Board of Directors
MicroAssembly Systems, Inc.

   We have audited the accompanying balance sheets of MicroAssembly Systems, Inc. (an S corporation) as of December 31, 1994 and 1993 and the related statements of income (loss) and accumulated deficit and cash flows for the years ended December 31, 1994, 1993 and 1992. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   Except as discussed in the following paragraph, we conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   We did not observe the taking of the physical inventories at December 31, 1994, 1993 and 1992 (stated at $297,466, $182,443 and $256,588, respectively), since those dates were prior to the time we were initially engaged as auditors for the Company. We were unable to satisfy ourselves about inventory quantities by means of other auditing procedures.

   In our opinion, except for the effects of such adjustments, if any, as might have been determined to be necessary had we been able to observe the physical inventories taken as of December 31, 1994, 1993 and 1992, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of MicroAssembly Systems, Inc. as of December 31, 1994, 1993 and the results of its operations and its cash flows for the years ended December 31, 1994, 1993 and 1992 in conformity with generally accepted accounting principles.

   Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary data included in Schedules 1 and 2 for the years ended 1994, 1993 and 1992 are presented for purposes of additional analysis and are not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

    The accompanying balance sheet of MicroAssembly Systems, Inc. as of August 21, 1995 and the related statements of income and accumulated deficit, and cash flows for the period from January 1, 1995 to August 21, 1995 were not audited by us, and accordingly, we do not express an opinion on them.

Harper & Whitfield
Farmington, Connecticut

September 25, 1995

                         MICROASSEMBLY SYSTEMS, INC.

                               Balance Sheets

       August 21, 1995 (Unaudited) and December 31, 1994 and 1993 (Audited)

       Assets
       ______
                                            1995          1994         1993
                                          (Unaudited)   (Audited)   (Audited)
                                          ___________   _________   _________
Current assets:
Cash                                      $  117,703      57,142       5,374
Accounts receivable, less
 allowance for doubtful
 accounts of $7,500 in 1995
 and no allowance for 1994 and 1993          260,558     251,962     157,274
Income tax refund receivable                     -           524         186
Inventory:
  Finished goods                              75,484      39,682      24,421
  Work in process                            163,312     134,060      62,597
  Raw materials                              137,970     123,724      95,425
                                             -------     -------      ------
    Total inventories                        376,766     297,466     182,443
Prepaid expenses                              25,414       9,193       6,027
Deferred income taxes (note 5)                13,113      17,741       5,025
                                             -------     -------     -------
    Total current assets                     793,554     634,028     356,329
                                             -------     -------     -------
Property, plant and equipment
 at cost, net of accumulated
 depreciation (note 2)                       273,495     258,635     214,654
Other assets:
  Intangible assets, net of
   accumulated amortization (note 3)           5,767      11,027      27,999
  Deposits                                     5,000       2,500       2,500
  Deferred income taxes (note 5)              11,641      49,542      64,968
                                              ------      ------      ------
    Total other assets                        22,408      63,069      95,467
                                              ------      ------      ------
                                          $1,089,457     955,732     666,450
 Liabilities and Stockholders' Equity
 ------------------------------------
Current liabilities:
  Current installments of long-
   term debt (note 4)                           -           -         15,836
  Subordinated debt - stockholder
   (note 4)                                  15,000         -            -
  Accounts payable                          223,917     186,687       52,781
  Other payables                                501         504          -
  State income tax payable                      194         -            -
  Accrued payroll                             3,000      13,632        4,633
  Accrued vacation                              886         -            -
  Accrued interest                            5,883       3,897        3,926
  Other accrued expenses                      3,899       3,541        2,024
                                             ------      ------       ------
    Total current liabilities               253,280     208,261       79,200
                                            -------     -------       ------
Long-term liabilities:
 Long-term debt - stockholder
  (note 4)                                      -           -         60,000
 Subordinated long-term debt -
  stockholder (note 4)                       84,600     150,000      150,000
                                            -------     -------      -------
   Total long-term liabilities               84,600     150,000      210,000
                                            -------     -------      -------
Stockholders' equity:
 Common stock - authorized
  20,000 shares, par value
  $.10.  1,664, 1,520 and 1,360
  shares issued and outstanding
  at August 21, 1995 and December
  31, 1994 and 1993, respectively               166         152         136
 Additional paid-in capital               1,401,434   1,199,848     999,864
 Accumulated deficit                       (650,023)   (602,529)   (622,750)
                                          ---------   ---------     -------
   Total stockholders' equity               751,577     597,471     377,250
                                          ---------   ---------     -------
   Commitments (note 9)
                                         $1,089,457     955,732     666,450

See accompanying notes to financial statements.

                           MICROASSEMBLY SYSTEMS, INC.

             Statements of Income (Loss) and Accumulated Deficit

     For the Period from January 1, 1995 to August 21, 1995 (Unaudited) and
              Years ended December 31, 1994, 1993 and 1992 (Audited)

                                   1995         1994       1993       1992
                                (Unaudited)   (Audited)  (Audited)  (Audited)
                                -----------   ---------  ---------  ---------

Net sales                       $ 1,027,338   1,405,277    881,787   861,011
Cost of sales                       715,719     908,406    723,725   676,105
                                 ----------   ---------    -------   -------

 Gross profit                       311,619     496,871    158,062    184,906

Selling, general and
 administrative expenses            303,281     459,396    403,088    460,543
                                    -------     -------    -------    -------

 Operating income (loss)              8,338      37,475   (245,026)  (275,637)

Other income (expense):
 Interest income                        783         549        321        273
 Interest expense                    (9,524)    (15,958)   (14,933)   (16,601)
 Loss on disposal of fixed assets    (5,669)        -       (2,576)       -
 Other income                         1,945       1,787      8,657      5,383
                                     ------      ------     ------     ------
   Total other income (expense)     (12,465)    (13,622)    (8,531)   (10,945)
                                     ------      ------      -----     ------

   Income (loss) before income
    taxes and cumulative effect
    adjustment                      (4,127)      23,853   (253,557)  (286,582)
                                     -----       ------    -------    -------
Income tax expense (note 5):
 Current                               838          922        714        876
 Deferred, net of tax benefit
  of operating loss carryforward
  of $26,378 in 1993                42,529        2,710    (25,641)       -
                                    ------        -----     ------       -----
   Total income tax expense         43,367        3,632    (24,927)       876
                                    ------        -----     ------       -----

   Income (loss) before effect of
    a change in accounting
    principle                      (47,494)      20,221   (228,630)  (287,458)

Cumulative effect on prior
 years of an accounting
 change (note 5)                       -            -       44,352        -
                                    ------       ------    -------     -------
   Net income (loss)               (47,494)      20,221   (184,278)  (287,458)

Accumulated deficit at
 beginning of period              (602,529)    (622,750)  (438,472)  (151,014)
                                   -------      -------    -------    -------

Accumulated deficit at end
 of period                       $(650,023)    (602,529)  (622,750)  (438,472)
                                  ========      =======    =======    =======


See accompanying notes to financial statements.

                              MICROASSEMBLY SYSTEMS, INC.

                               Statements of Cash Flows

      For the Period from January 1, 1995 to August 21, 1995 (Unaudited) and
              Years ended December 31, 1994, 1993 and 1992 (Audited)

                                 1995          1994        1993        1992
                              (Unaudited)   (Audited)   (Audited)   (Audited)
                              -----------   ---------   ---------   ---------
Cash flows from operating
activities
-------------------------
 Net income (loss)             $ (47,494)     20,221    (184,278)    (287,458)

 Adjustments needed to
  reconcile to net cash flows:
 Noncash long-term items
  included in income:
   Depreciation                   16,578      24,579      23,917       20,432
   Amortization                    6,394      16,972      43,222       43,221
   Deferred taxes                 42,529       2,710     (69,993)         -
                                  ------      ------      ------       ------
                                  65,501      44,261      (2,854)      63,653
  Nonoperational items included
   in income:
    Loss on disposal of
     fixed assets                  5,669         -         2,576          -

  Changes in current items:
   Increase in accounts
    receivable                    (8,596)    (94,688)    (27,957)      (6,398)
   Decrease (increase) in income
    tax refund receivable            524        (338)       (186)         -
   Decrease (increase) in
    inventory                    (79,300)   (115,023)     74,145      (36,277)
   Decrease (increase) in
    prepaid expenses             (16,221)     (3,166)     (1,226)         683
   Increase in deposits           (2,500)        -           -            -
   Increase (decrease) in
    accounts payable              37,230     133,906     (23,904)      11,707
   Increase (decrease) in
    other payables                    (3)        504         -             16
   Increase (decrease) in state
    income tax payable               194         -          (876)         180
   Increase (decrease) in
    accrued payroll - other      (10,632)      8,999       1,829       (2,490)
   Increase (decrease) in
    accrued payroll - officer        -           -        (1,346)         808
   Increase (decrease) in
    accrued vacation                 886         -        (1,825)      (2,085)
   Increase (decrease) in
    accrued interest               1,986         (29)       (854)      (1,914)
   Increase (decrease) in
    other accrued expenses           358       1,517         851       (1,174)
                                   -----       -----       -----        -----
                                 (76,074)    (68,318)     18,651      (36,960)
     Net cash flows from
     operating activities        (52,398)     (3,836)   (165,905)    (260,765)
                                  ------      ------     -------      -------

Cash flows from investing
activities
-------------------------
 Purchases of property and
  equipment                      (38,241)    (68,560)    (12,085)     (46,935)
 Purchases of intangible assets      -           -           -           (400)
                                  ------      ------      ------       ------
   Net cash flows from
    investing activities         (38,241)    (68,560)    (12,085)     (47,335)
                                  ------      ------      ------       ------
Cash flows from financing
activities
-------------------------
 Proceeds from long-term debt     25,000     122,500      85,000      135,000
 Repayments of long-term debt        -       (23,336)    (31,673)     (31,672)
 Proceeds from issuance of stock      14          16          16           20
 Proceeds from additional
  stockholder contributions      126,186      24,984     114,984      199,980
                                 -------      ------     -------      -------
   Net cash flows from
    financing activities         151,200     124,164     168,327      303,328
                                 -------     -------     -------      -------

   Net increase (decrease)
    in cash                       60,561      51,768      (9,663)      (4,772)

   Cash at beginning of period    57,142       5,374      15,037       19,809
                                  ------      ------      ------       ------

   Cash at end of period       $ 117,703      57,142       5,374       15,037
                                ========      ======      ======       ======


See accompanying notes to financial statements.

                           MICROASSEMBLY SYSTEMS, INC.

                            Statements of Cash Flows
                            Supplemental Disclosures

     For the Period from January 1, 1995 to August 21, 1995 (Unaudited) and
              Years ended December 31, 1994, 1993 and 1992 (Audited)

Supplemental disclosures of cash flow information:
                                1995         1994        1993         1992
                             (Unaudited)   (Audited)   (Audited)    (Audited)
                             -----------   ---------   ---------    ---------

   Cash paid during the
    period for:
      Interest                $ 7,538        15,987      15,787       18,515
      Income taxes                -           1,260       1,776          696

   Supplemental disclosure of noncash investing and financing activities:

    During 1995, the stockholders converted $75,400 of their notes payable to capital.

    During 1994, the stockholders converted $175,000 of their notes payable to capital.

    During 1993, the stockholders converted $85,000 of their notes payable to capital.




See accompanying notes to financial statements.

                             MICROASSEMBLY SYSTEMS, INC.

                            Notes to Financial Statements

       For the Period from January 1, 1995 to August 21, 1995 (Unaudited) and
                   Years ended December 31, 1994 and 1993 (Audited)



(1)   Summary of Significant Accounting Policies

      (a)   Organization
            MicroAssembly Systems, Inc. is a Connecticut corporation formed March 12, 1991. The Company is engaged in the manufacturing, sale and distribution of stick-screws and the related proprietary assembly tool employed by manufacturers who use small-sized screws in their assembly operations. As of August 21, 1995, the Company became a wholly owned subsidiary of CompuDyne Corporation as a result of the acquisition of 100% of the Company's stock by CompuDyne Corporation. See note 8.

      (b)   Basis of Presentation
            The financial statements of the Company have been prepared on the accrual basis.

      (c)   Inventories
            Raw material and finished goods inventories are stated at the lower of cost (first-in, first-out) or market. Work in process inventory consists of accumulated material, labor and overhead costs on incomplete jobs. It is stated at the lower of cost or market.

      (d)   Depreciation
            For financial statement purposes the Company provides for depreciation using the straight-line method over the estimated useful lives of the related assets. The Modified Accelerated Cost Recovery System (MACRS) is being used in computing depreciation for income tax purposes.

            The estimated useful lives are as follows:

              Machinery and equipment                     7 years
              Office furniture and equipment            5-7 years
              Building and building improvements       7-39 years

            Cost and accumulated depreciation of assets retired or disposed of are eliminated from asset and related reserve accounts.
            Gains or losses on disposal of assets are credited or charged to earnings. Expenditures for maintenance and repairs are charged directly to earnings.

      (e)   Income Taxes
            The Company maintains its books for tax purposes on the accrual basis of accounting. Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for state operating losses that are available to offset future taxable income.

                           MICROASSEMBLY SYSTEMS, INC.

                         Notes to Financial Statements

      (f)   Concentration of Credit Risk
            The Company grants credit to its customers which are located throughout the United States. Consequently, the Company's ability to collect the amounts due from customers is affected by economic fluctuations in the business industry and the overall economy.

      (g)   Advertising Costs
            Advertising costs are expensed as incurred.

(2)   Property, Plant and Equipment

      A summary of property, plant and equipment is as follows:


                                            1995          1994         1993
                                         (Unaudited)    (Audited)   (Audited)
                                         -----------    ---------   ---------
       Land                              $   19,994       19,994      19,994
       Building and building
         improvements                       131,728      128,371     117,762
       Machinery and equipment              181,573      159,612     102,693
       Office furniture and equipment        31,113       28,543      27,511
                                           --------      -------     -------
                                            364,408      336,520     267,960
       Less accumulated depreciation         90,913       77,885      53,306
                                            -------      -------     -------
                                          $ 273,495      258,635     214,654
                                           ========      =======     =======

      Included in machinery and equipment is $66,006 related to the purchase of a furnace. There is an additional amount of $39,904 due to complete this furnace. The liability and the additional asset cost are not included on the financial statements since the amount due was not due and payable as of the balance sheet date, as certain conditions of its installation were not yet complete.

(3)   Intangible Assets

      Intangible assets consist of the following at August 21, 1995 and December 31, 1994 and 1993:

                                           1995          1994         1993
                                        (Unaudited)    (Audited)    (Audited)
                                        -----------    ---------    ---------
       Covenant not to compete          $ 105,000       105,000      105,000
       Organization costs                  41,109        41,109       41,109
       Trademark                              750           750          750
                                         --------       -------      -------
                                          146,859       146,859      146,859
       Less accumulated amortization      141,092       135,832      118,860
                                          -------       -------      -------
                                        $   5,767        11,027       27,999
                                         ========       =======      =======

      The covenant not to compete and organization costs are being amortized on a straight-line basis over thirty-six and sixty months, respectively.


                                 MICROASSEMBLY SYSTEMS, INC.

                               Notes to Financial Statements


(4)   Long-Term Debt

      Long-term debt consists of the following:

                                             1995         1994        1993
                                          (Unaudited)   (Audited)   (Audited)
                                          -----------   ---------   ---------
         Subordinated note payable to
          stockholder at prime plus 1%     $ 99,600      150,000      150,000
         Note payable to stockholder at
          prime plus 1%                         -            -         60,000
         Subordinated note payable to
          Ripley Company, Inc. at 10%           -            -         15,836
                                            -------      --------      ------
                                             99,600       150,000     225,836

         Less current installments
          of long-term debt                  15,000           -        15,836
                                             ------       --------    -------
         Long-term debt, excluding current
          installments                     $ 84,600        150,000    210,000
                                            =======        =======    =======

      The subordinated note payable to stockholder consists of drawdowns totaling $99,600, $150,000, and $175,000 on August 21, 1995 and
      December 31, 1994 and 1993, respectively, on a $200,000 unsecured line of credit due March 26, 1995, with interest on the unpaid balance payable quarterly from the dates of drawdowns at prime plus 1%. This debt is subordinated to all other debt of the Company. In 1994, an amendment to this note extended the maturity date from March 26, 1995 to March 26, 1996. In 1995, this stockholder contributed $50,400 of the above note to capital. In 1994, the same stockholder loaned the Company $25,000 and subsequently contributed the entire amount to capital. Also in 1994, the stockholder contributed an additional $25,000 directly to capital. In 1993, this same stockholder loaned the Company an additional $25,000 and contributed $50,000 of this note to capital. In the event of default, the stockholder has an option to purchase 500 shares of the Company's common stock at $400 per share.

      During 1995, the above loan was converted to a term loan, payable quarterly in the amount of $5,000 plus interest at a rate of prime plus 1% beginning December, 1995.

      Expected maturities are as follows:

                            1996                         $ 15,000
                            1997                           20,000
                            1998                           20,000
                            1999                           20,000
                            2000                           20,000
                            2001                            4,600


                        MICROASSEMBLY SYSTEMS, INC.

                      Notes to Financial Statements


      During 1995, the Company's majority stockholder loaned the Company $25,000 and subsequently converted the $25,000 to capital. The stockholder also loaned the Company $97,500 during 1994, was repaid $7,500 and converted the remaining $90,000 to capital. The note payable to stockholder of $60,000 at December 31, 1993 consists of two notes which were payable on demand with interest on the unpaid balance payable quarterly at prime plus 1%.

      The 10% subordinated note payable to Ripley Company, Inc. is payable in four equal semi-annual installments of principal in the amount of $15,836, plus interest due, beginning March 31, 1992. This note is subordinate to the lenders' liens, rights, title priority and security interest of any senior debt of the Company incurred for the purposes of financing its business.

(5)   Income Taxes

      The Company had elected to be treated as an S corporation for federal income tax purposes, in accordance with Section 1361 of the Internal Revenue Code. The Company was not subject to federal income tax, but the taxable income flows through to the individual stockholders' federal income tax returns. The State of Connecticut does not recognize S corporation status and, therefore, taxes the Company as if it were a C corporation. As of August 21, 1995, the S corporation election terminated as a result of the acquisition of 100% of the Company by CompuDyne Corporation. As a result, the Company is now subject to federal income taxes and, accordingly, the Company recorded $14,611 of federal deferred income taxes as of August 21, 1995. Income tax expense (benefit) amounted to $43,367 for 1995, $3,632 for 1994, ($24,927) for 1993 and $876 for 1992.

      Components of income tax expense (benefit) at August 21, 1995 and December 31, 1994, 1993 and 1992 are as follows:

                                             Federal      State       Total
                                             -------      -----       -----
         1995 (Unaudited):
           Current                           $  -           838         838
           Deferred, net of $1,477
            benefit from enacted
            rate reduction                    14,611     27,918       42,529
                                              ------     ------       ------

                                            $ 14,611     28,756       43,367
                                             =======     ======       ======
         1994 (Audited):
           Current                              -           922          922
           Deferred                             -         2,710        2,710
                                             -------     ------       ------

                                            $   -         3,632        3,632
                                             =======     ======       ======
         1993 (Audited):
           Current                              -           714          714
           Deferred                             -       (25,641)     (25,641)
                                             -------    -------      --------

                                            $   -       (24,927)     (24,927)
                                             =======     ======       ======
         1992 (Audited):
           Current                              -           876          876
           Deferred                             -           -            -
                                              ------     ------       -------

                                            $   -           876          876
                                             ========    =======      =======


                              MICROASSEMBLY SYSTEMS, INC.

                            Notes to Financial Statements

   State tax laws were enacted on June 1, 1995 to reduce the business tax rates. The deferred tax liability has been reduced to reflect the newly enacted rates.

   Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. The cumulative effect of the change in accounting principle is included in determining net income for 1993. Financial statements for prior years have not been restated.

   The net deferred income taxes in the accompanying balance sheets include the following components:


                                             1995         1994         1993
                                          (Unaudited)   (Audited)   (Audited)
                                          -----------   ---------   ---------
     Current:
       Federal deferred income tax asset   $  3,346         -           -
       Federal deferred income tax
        liability                            (3,256)        -           -
       State deferred income tax asset       14,890      18,661       5,750
       State deferred income tax asset
        valuation allowance                  (1,867)       (920)       (725)
                                              -----       -----       ------

          Net deferred income tax asset    $ 13,113       17,741       5,025
                                            =======       ======      ======

      Non-current:
       Federal deferred income tax asset        656          -           -
       Federal deferred income tax
        liability                           (15,357)         -           -
       State deferred income tax liability   (2,394)      (2,196)     (2,117)
       State deferred income tax asset       53,430       54,498      69,985
       State deferred income tax asset
        valuation allowance                 (24,694)      (2,760)     (2,900)
                                             ------        ------      ------

          Net deferred income tax asset    $ 11,641       49,542      64,968
                                            =======       ======      ======

  Included in the current state deferred income tax asset is $13,451 for 1995, $16,875 for 1994 and $5,750 for 1993 resulting from state net operating loss carryforwards of $124,900 for 1995, $150,000 for 1994 and $50,000 for 1993. The noncurrent state deferred income tax asset is comprised of $53,430 for 1995, $54,498 for 1994 and $69,985 for
  1993 resulting from state net operating loss carryforwards of $533,414, $517,812, and $653,936 for 1995, 1994 and 1993, respectively. The valuation allowances were applied against these assets. The net change in the valuation allowance amounted to $22,881 for 1995, and $55 for 1994.

  The tax provision differs from the expense that would result from applying state statutory rates to income because of permanent differences such as meals and entertainment, separately stated items that flow through to the shareholders and timing differences between book and tax depreciation, bad debt reserves, accrued bonuses, accrued interest to stockholders and other miscellaneous accruals. It also differs because a valuation allowance has been provided to reduce the deferred tax assets to the amount that is more likely than not to be realized, and to reflect the benefit of enacted rate reductions.

  At August 21, 1995, the Company had the following carryovers for state income tax purposes:

                   Year                                   State
                Expiration                            Operating Loss
               (December 31)                           Carryover
               -------------                          --------------
                  1996                                 $ 101,966
                  1997                                   298,546
                  1998                                   257,802



                             MICROASSEMBLY SYSTEMS, INC.

                           Notes to Financial Statements


(6)   Major Customers

      Sales were made to one major customer in 1995 and 1994 exceeding 10% of revenues. Sales to the customer amounted to $144,800 and $315,654 in 1995 and 1994, respectively.

(7)   Related Party Transactions

      During 1995, the Company borrowed $25,000 from its stockholders. Interest on the loans amounted to $9,177 during 1995. During 1994, the Company borrowed $122,500 from its stockholders. Interest on the loans amounted to $15,562 during 1994. During 1993, the Company borrowed $85,000 from its stockholders. Interest on the loans amounts to $11,725 during 1993. See note 4.

(8)   Change in Ownership

      On August 21, 1995, the Company was acquired by CompuDyne Corporation in a stock for stock exchange. As a result, the Company is now a wholly owned subsidiary of CompuDyne Corporation, and the Company has now lost its S corporation status and will be treated as a C corporation for tax purposes. See note 5.

(9)   Commitments

      The Company has an available line of credit up to $100,000, with a bank. As of August 21, 1995, the Company has not borrowed against the line of credit.

      The Company also has placed a $2,500 deposit on a building adjacent to the current facilities. The building will be purchased in October, 1995 for $30,000, assuming the current owner performs certain maintenance obligations which are conditions of the purchase.



                                                             Schedule 1


                           MICROASSEMBLY SYSTEMS, INC.

                                 Cost of Sales

   For the Period from January 1, 1995 to August 21, 1995 (Unaudited) and
            Years ended December 31, 1994, 1993 and 1992 (Audited)

                                 1995         1994        1993        1992
                              (Unaudited)   (Audited)   (Audited)   (Audited)
                              -----------   ---------   ---------   ---------

Material purchases            $ 295,642      365,046     169,653     188,210
Direct and indirect labor       260,577      351,943     256,514     259,604
Manufacturing supplies           92,946      132,146      92,487      87,519
Insurance                        64,181       73,833      62,282      58,312
Payroll taxes                    37,843       41,120      22,931      23,532
Depreciation                     13,777       18,998      18,482      16,048
Utilities                        11,765       16,951      13,590      14,353
Repairs and maintenance           9,558       12,829       4,069      14,299
Miscellaneous shop expense        6,014        6,775       6,552       6,039
Property taxes                    1,225        2,064       1,885       2,757
Uniforms                          1,491        1,724       1,135       1,037
Engineering                         -            -           -        40,672
                                 ------      -------      ------     -------
                                795,019    1,023,429     649,580     712,382
                                -------    ---------     -------     -------
Adjustment for inventory
 change:
  Inventory at beginning of
   period                       297,466      182,443     256,588     220,311
  Inventory at end of period    376,766      297,466     182,443     256,588
                                -------      -------     -------     -------

  Increase (decrease) in cost
   of sales                    (79,300)     (115,023)     74,145     (36,277)
                                ------       -------      ------      ------
     Total cost of sales     $ 715,719       908,406     723,725     676,105
                              ========       =======     =======     =======



See accompanying notes to financial statements.

                                                               Schedule 2

                                MICROASSEMBLY SYSTEMS, INC.

                       Selling, General and Administrative Expenses

     For the Period from January 1, 1995 to August 21, 1995 (Unaudited) and
            Years ended December 31, 1994, 1993 and 1992 (Audited)

                                 1995         1994        1993         1992
                              (Unaudited)   (Audited)   (Audited)   (Audited)
                              -----------   ---------   ---------   ---------
Salaries                      $ 113,227      170,681      151,416     122,479
Commissions                      64,357      115,253       52,286      56,118
Travel                           21,058       23,874       23,455       3,792
Professional fees                18,570        9,937        6,685      12,514
Consulting fees                  18,157       27,904       16,250      28,620
Payroll taxes                    12,097       15,088       12,201      19,230
Advertising and promotion        10,181       19,533       27,674      30,893
Depreciation and amortization     9,195       22,553       48,657      47,605
Telephone                         8,963       14,398       13,680      11,267
Bad debt                          7,500        7,408          -           -
Office supplies                   6,295        7,146       10,370      13,983
Insurance                         6,159        7,742        9,302      19,032
Shipping (net of reimbursements
 of $21,506, $32,606, $21,237
 and $17,060 in 1995, 1994,
 1993 and 1992, respectively)     3,310        6,161        5,907       1,078
Other expenses                    1,839        1,284        1,705       1,323
Postage                           1,564        3,413        2,919       3,200
Utilities                           675          892          715         755
Property taxes                      134          199          239         288
Samples                             -          5,930       18,956      13,450
Officers' salaries                  -            -            -        72,966
Maintenance                         -            -            671       1,950
                                  ------      -------      ------      ------

   Total selling, general and
    administrative expenses    $ 303,281      459,396      403,088    460,543
                                ========      =======      =======    =======



See accompanying notes to financial statements.

   (b) Pro-forma financial statements of CompuDyne Corporation to reflect the acquisition of MicroAssembly and the disposition of Suntec Service Corporation, including (i) a consolidated balance sheet as at June 30, 1995; (ii) a consolidated statement of operations for the six months ended June 30, 1995; and (iii) a consolidated statement of operations for the year ended December
31, 1994 are as follows:

                      COMPUDYNE CORPORATION AND SUBSIDIARIES
                       PRO FORMA CONSOLIDATED BALANCE SHEET
                   ACQUISITION OF MICROASSEMBLY AND DISPOSITION
                           OF SUNTEC ASSETS AND LIABILITIES
                                  (In Thousands)
                                   (UNAUDITED)

                       Actual                                       Pro
                       Balance         Suntec        MicroAssembly  forma
                       June 30, 1995   Adjustments   Adjustments    Results
                       ____________________________________________________
ASSETS

Current Assets
  Cash                                                  503           503
  Accounts
   receivable, net          2,244        (165)          268         2,347
  Inventories:
   Finished Goods                                       138           138
   Work in process            377         (25)          162           514
   Raw Materials and
    supplies                  270         (18)          170           422
                       ____________________________________________________
    Total Inventories         647         (43)          470         1,074

  Prepaid expenses and
  other current assets         96         (18)           33           111
                       ____________________________________________________

    Total Current Assets    2,987        (226)        1,274         4,035

Non-current
 receivables, related
 parties                       13                                      13

Property, plant and
 equipment, at cost           706         (32)          493         1,167
  Less: accumulated
   depreciation and
   amortization              (677)         14                        (663)
                       ____________________________________________________
  Net property, plant
   and equipment               29         (18)          493           504

Other assets, net              10                     1,088         1,098
Promissory notes
 receivables                              129            60           189
                       ____________________________________________________

      Total Assets          3,039        (115)        2,915         5,839
                       ====================================================

LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY

Current Liabilities
  Accounts payable          1,831         (92)          186         1,925
  Bank line payable            48          50                          98
  Customer deposits            21         (21)                          0
  Accrued pension costs        25                                      25
  Accrued expenses            801         (52)           28           777
  Current portion of
   deferred compensation       96                                      96
                       ____________________________________________________
    Total Current
    Liabilities             2,822        (115)          214         2,921

Notes Payable                                           500           500
Long term pension
 liability                    298                                     298
Deferred income taxes                                   251           251
Deferred compensation,
 net of current portion        61                                      61
                       ____________________________________________________

    Total Liabilities       3,181        (115)          965         4,031


SHAREHOLDERS' (DEFICIT) EQUITY:

Common Stock, par value
 $.75 per share
 10,000,000                 1,202                       112         1,314
 authorized; 1,603,372
 shares issued as of
 6/30/95
Preferred Stock, Series
 D, Convertible share for
 share                                                1,890         1,890
Other Capital               7,988                       (52)        7,936
Receivable from
 management                   (92)         24                        (68)
Treasury stock at cost                    (24)                       (24)
                           (9,240)                                (9,240)
                       ____________________________________________________

    Total Shareholders'
    Equity (Deficit)         (142)          0         1,950         1,808
                       ____________________________________________________

Total Liabilities and
Shareholders' Equity
(Deficit)                   3,039        (115)        2,915         5,839
                       ====================================================

NOTES:
1. The purpose of this proforma statement is to report the effect of the Acquisition of Microassembly Systems, Inc. Common Stock; and the Disposition of the Assets and Liabilities of the Suntec Division as filed on Form 8-K dated September 5, 1995.

2. All Suntec adjustments other than Cash and Promissory Notes Receivable reflect June 30, 1995 book value of the Suntec assets and liabilities that were disposed of.

3. $50,000 was loaned to Norman Silberdick in exchange for a Promissory Note. The Bank Line Payable is increased to reflect the source of the money.

4. The other $79,000 included in the Suntec Promissory Notes Receivable represents the consideration received from Norman Silberdick for the purchase of Suntec assets and liabilities. Subsequent to the closing, the closing date net book value of the Suntec assets and liabilities was adjusted to reflect additional losses at Suntec during July and August 1995 in an amount that reduced the purchase price and promissory note receivable from Mr. Silberdick to zero.

5. Mr. Silberdick, as part of the consideration for the purchase of Suntec assets and liabilities, has turned in to the Company 60,000 shares of the Company's common stock issued pursuant to a Stock Purchase Agreement, dated August 1, 1993. This is reflected in $24,000 adjustments between Treasury stock and Receivable from management.

6. The Convertible Preference Stock, Series D issued in exchange for all of MicroAssembly's capital stock is valued at $1.50 a share based on the redemption value of the preference stock and the fair market price of the common stock.

7. Other assets, net in the MicroAssembly Adjustments column include $38,000 in Engineering Design and drawings; $150,000 in 'STICKSCREW' trademark; $280,000 in Customer List; $50,000 in miscellaneous other assets; and $570,000 in Goodwill.

8. The exercise by Corcap, Inc. Of a warrant to acquire 150,000 shares of CompuDyne common stock is included in the MicroAssembly adjustment column with an increase of $60,000 to promissory notes receivables, an increase of $112,000 to common stock and a decrease of $52,000 to other capital.



                        COMPUDYNE CORPORATION AND SUBSIDIARIES
                  PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                    ACQUISITION OF MICROASSEMBLY AND DISPOSITION
                          OF SUNTEC ASSETS AND LIABILITIES
                       (In Thousands, Except Per Share Data)
                                  (Unaudited)
                       Six Months                                   Pro
                       Ended           Suntec        MicroAssembly  forma
                       June 30, 1995   Adjustments   Adjustments    Results
                       ____________________________________________________
Net sales                   5,223        (608)          826         5,441

Cost of sales               4,330        (337)          556         4,549
                       ____________________________________________________
  Gross margin                893        (271)          270           892

Selling, general and
 administrative
 expenses                     974        (517)          230           687
Research and
 development                   39           0             0            39
                       ____________________________________________________
  Operating income
   (loss)                    (120)        246            40           166
                       ____________________________________________________

Other (income) expense
  Interest (income)
   expense                     10                         8            18
  Other (income) expense       12                        (1)           11
                       ____________________________________________________
  Total other (income)
   expense, net                22           0             7            29
                       ____________________________________________________

Income (loss) from
 Continuing operations       (142)        246            33           137
 before income tax
 provision
Income tax provision
 (benefit)                                                1             1
                       ____________________________________________________
   Net income (loss)         (142)        246            32           136
                       ====================================================

Weighted average common
 shares:
  Primary                   1,603                                   2,954
                            _____                                   _____
  Fully diluted             1,603                                   3,220
                            _____                                   _____

Net income (loss) per
 share:
  Net income (loss)        (0.089)                                  0.046
                            _____                                   _____
Net income (loss) per
 share - full dilution:
  Net income (loss)        (0.089)                                  0.042
                            _____                                   _____

NOTES:
1. The purpose of this proforma statement is to report the effect of the Acquisition of Microassembly Systems, Inc. Common Stock; and the Disposition of the Assets and Liabilities of the Suntec Division as filed on Form 8-K dated September 5, 1995.

2. The pro forma adjustments were calculated assuming the acquisition and disposition transactions were consummated at the beginning of fiscal year 1994.

3. Suntec division was operated in a separate building with personnel separate from other operations. Therefore the adjustments for the disposition involve mainly the revenue and cost incurred directly related to the Suntec Division. Other effects of the disposition were immaterial and not considered in this report.

4. No Income Tax Provision is shown against the resulting net income; there are sufficient credits from loss-carry-forwards to offset any required tax provision.


                       COMPUDYNE CORPORATION AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                   ACQUISITION OF MICROASSEMBLY AND DISPOSITION
                         OF SUNTEC ASSETS AND LIABILITIES
                       (In Thousands, Except Per Share Data)
                                   (Unaudited)
                       Fiscal Year                                  Pro
                       Ended Dec-      Suntec       MicroAssembly   forma
                       ember 31, 1994  Adjustments  Adjustments     Results
                       ____________________________________________________
Net sales                  12,287      (2,588)        1,405        11,104

Cost of sales               9,683      (1,570)          908         9,021
                       ____________________________________________________

   Gross margin             2,604      (1,018)          497         2,083
                       ____________________________________________________

Selling, general and
 administrative
 expenses                   2,973      (1,878)          459         1,554
Research and development       66           0             0            66
                       ____________________________________________________

  Operating income (loss)    (435)        860            38           463
                       ____________________________________________________

Other (income) expense
  Interest (income)
   expense                     (7)                       15             8
  Other (income)                                         (1)       (1,663)
   expense                 (1,662)                      (34)       (1,696)
                       ____________________________________________________
  Total other
   (income) expense,
   net                     (1,669)          0           (14)       (1,655)
                       ____________________________________________________
Income (loss) from
 Continuing operations      1,234         860            24         2,118
  before income tax
  provision
Income tax provision
 (benefit)                     29                         4            33
                       ____________________________________________________
Income (loss) before
 extraordinary items        1,205         860            20         2,085

Extraordinary items,
 debt forgiveness             523                                     523
                       ____________________________________________________
   Net income (loss)        1,728         860            20         2,608
                       ====================================================
Weighted average
 common shares:
  Primary                   1,748                                    2,954
                            _____                                    _____

  Fully diluted             1,748                                    3,220
                            _____                                    _____

Net income (loss)
 per share:
  Continuing operations
  before extraordinary
  Items                      0.69                                     0.71
                            _____                                    _____

  Extraordinary items        0.30                                     0.18
                            _____                                    _____

    Net income (loss)        0.99                                     0.88
                            _____                                    _____

Net income (loss) per
 share - fully diluted
  Continuing operations
   before extraordinary
   Items                     0.69                                     0.65
                            _____                                    _____

  Extraordinary items        0.30                                     0.16
                            _____                                    _____

    Net income (loss)        0.99                                     0.81
                            _____                                    _____

NOTES:
1. The purpose of this proforma statement is to report the effect of the Acquisition of Microassembly Systems, Inc. Common Stock and the Disposition of the Assets and Liabilities of the Suntec Division as filed on Form 8-K dated September 5, 1995.

2. The pro forma adjustments were calculated assuming the acquisition and disposition transactions were consummated at the beginning of fiscal year 1994.

3. Suntec division was operated in a separate building with personnel separate from other operations. Therefore the adjustments for the disposition involve mainly the revenue and cost incurred directly related to the Suntec Division. Other effects of the disposition were immaterial and not considered in this report.

4. No additional Income Tax Provision is shown against the resulting net income; there are sufficient credits from loss-carry-forwards to offset any required tax provision.

   Item 7(c) of the Registrant's Current Report on Form 8-K is amended by adding to the list of exhibits set forth therein a new Exhibit 23 as follows:

   Exhibit (23) Consent of Harper & Whitfield, P.C., dated November 2, 1995, to the use in this Report on Form 8-K of its Report, dated
September 28, 1995, on the financial statements of MicroAssembly Systems, Inc.

                        ------------------------

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereto duly authorized.

                                              CORCAP, INC.


Dated:  November 3, 1995                      By /s/ Diane Burns
                                                 Diane Burns, President



                              INDEX TO EXHIBITS


Exhibit (23) Consent of Harper & Whitfield, P.C., dated November 2, 1995, to the use in this Report on Form 8-K of its Report, dated
September 28, 1995, on the financial statements of MicroAssembly Systems, Inc.